UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2002

TRICO MARINE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28316	72-1252405
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 North American Court, Houma, Louisiana                        70363
               (Address of principal executive offices)                                   (Zip Code)

(985) 851-3833

(Registrant's telephone number, including area code)

Item 5.     Other Events.

            On May 23, 2002, Trico Marine Services, Inc. (the "Company") announced the pricing of $250.0 million aggregate principal amount of its 8 7/8% Senior Notes due 2012. A copy of the press release related to the announcement of the pricing is attached hereto as Exhibit 99.

            On May 23, 2002, the Company entered into a purchase agreement to sell $250.0 million of its 8 7/8% senior notes due 2012 to Lehman Brothers Inc. and Bear, Stearns & Co. Inc, attached hereto as Exhibit 10.2.

Item 7.     Financial Statements and Exhibits.

            (a)     Exhibits.

10.1

 Sixth Amendment to the Third Amended and Restated Revolving Credit Agreement dated as of May 17, 2002, by and among Trico Marine Services, Inc., Trico Marine Operators, Inc., Trico Marine Assets, Inc., and Wells Fargo Bank, N.A. as agent for itself and the other lending institutions that may become party thereto from time to time in accordance with the terms thereof.

10.2	Purchase Agreement dated as of May 23, 2002, among Trico Marine Services, Inc., Trico Marine Operators, Inc., Trico Marine Assets, Inc., Lehman Brothers Inc. and Bear, Stearns & Co. Inc.
99	Press release issued by Trico Marine Services, Inc. on May 23, 2002, announcing the pricing of $250.0 million aggregate principal amount of its 8 7/8% Senior Notes due 2012.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.

By:	/s/ Victor M. Perez
Victor M. Perez
Vice President, Chief Financial Officer, and Treasurer

Dated: May 23, 2002